As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333- .

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	91-169010
(State of incorporation)	(I.R.S. Employer Identification No.)
6830 Spencer Street Las Vegas, Nevada 89119 (702) 733-7195 (Address and telephone number of registrant’s principal executive offices)

Arnaldo F. Galassi, Chief Financial Officer and Secretary 6830 Spencer Street Las Vegas, Nevada 89119 (702) 733-7195 (Name, address and telephone number of agent for service)

Copies to: Daniel K. Donahue Preston Gates and Ellis, LLP 1900 Main Street, Suite 600 Irvine, California 92614-7319 (949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common stock, $.001 par value	1,500,000 shares	$2.48	$3,720,000	$398.04

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices of the registrant’s common stock on April 7, 2006 on the American Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2006

PROSPECTUS

1,500,000 Shares of Common Stock

This prospectus relates to shares of common stock of VendingData Corporation that may be offered for sale for the account of the selling stockholders identified in this prospectus. The selling stockholders may offer and sell from time to time up to 1,500,000 shares of our common stock, which will be issued to the selling stockholders only if and when they exercise warrants held by them.

The selling stockholders may offer and sell, from time to time, all or any portion of their shares of common stock in private, negotiated transactions, or in one or more transactions on the American Stock Exchange. Each selling stockholder will determine the prices at which the shares are sold. Although we will incur expenses in connection with this registration, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will receive gross proceeds of up to $1,8750,000 from the exercise of the warrants, if and when they are exercised.

Our common stock is listed on the American Stock Exchange and traded under the symbol “VNX.” On April 7, 2006, the closing price for our common stock on the American Stock Exchange was $2.55 per share.

This investment involves substantial risk. See “Risk Factors” beginning on page 5 for a discussion of certain material factors that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board nor any other gaming authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “VendingData,” the “company,” “we,” “us,” and “our” refer to VendingData Corporation, a Nevada corporation.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect our current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. Words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “could,” “seek,” “intends,” “plans,” “potential,” “continue,” “estimates,” “anticipates,” “predicts,” and similar expressions or variations or negatives of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. Although forward-looking statements in this prospectus reflect the current good faith judgment of our management, such statements are based on facts and factors currently known by us. Consequently, forward-looking statements involve inherent risks and uncertainties and actual results and outcomes may differ materially and adversely from the results and outcomes discussed in or anticipated by the forward-looking statements. A number of important factors could cause our actual results to differ materially and adversely from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus under the caption “Risk Factors” and in the other documents we file with the SEC in evaluating our forward-looking statements. We have no plans, and undertake no obligation, to revise or update our forward-looking statements to reflect any event or circumstance that may arise after the date of this prospectus. We caution readers not to place undue reliance upon any forward-looking statements.

SUMMARY

The Company

We develop, manufacture, sell and lease table game support products for the gaming industry that are intended to increase our customers’ security, productivity and profitability. Our products include:

•	The Deck Checker™, a card security device that scans decks of playing cards to ensure an accurate count and verifies that all of the cards are present.

•	The Random Ejection Shuffler™, a shuffling device that is capable of shuffling between one and eight decks of cards.

•	The Continuous Random Ejection Shuffler, a shuffling device that continuously shuffles and recycles the same group of between one and eight decks of cards.

•	The RandomPlus™ Shuffler, the next generation of shufflers and an updated version of the Random Ejection Shuffler™ and the Continuous Random Ejection Shuffler, which offers additional features.

•	The PokerOne® Shuffler, a high-speed card-shuffler designed for use with single deck poker variation games.

We maintain our principal offices at 6830 Spencer Street, Las Vegas, Nevada 89119. Our telephone number is (702) 733-7195.

The Offering

This offering relates to the offer and sale of our common shares by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

RISK FACTORS

You should carefully consider all of the material risks of our business, including those described below, in addition to the other information contained in this prospectus before investing in any of our common stock offered hereby. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, those discussed below as well as those discussed elsewhere in this prospectus.

Risks Related to VendingData

We may require additional funding in the future to continue to operate our business.

 As of December 31, 2005, we had a working capital deficit of ($1,637,021). We have entered into an agreement to provide us with $18 million additional debt and equity financing, and believe that this financing, in addition to our existing cash and cash equivalents together with cash generated by operations, will meet our working capital needs, capital expenditures, and commitments for at the next 12 months. In the event it is not sufficient, we will endeavor to raise additional required funds through various financing sources, including the sale of our equity and debt securities and the procurement of commercial debt financing. However, as result of our present level of debt and certain restrictions on our ability to incur additional indebtedness under our agreement, it is unlikely we will be able to obtain additional debt-based capital, unless a significant portion of the proceeds are used to retire existing debt. There can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired and operating results may be adversely affected. Any debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the following results may occur:
•	the percentage ownership of our existing stockholders will be reduced;
•	our stockholders may experience additional dilution in net book value per share; or
•	the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

We have a history of significant operating losses and anticipate continued operating losses for at least the near term.

We have a history of significant operating losses and anticipate continued operating losses for the foreseeable future. For the years ended December 31, 2004 and 2005, we have incurred net losses of $9,538,200 and $17,567,230, respectively, and our operations have used $10,660,135 and $14,816,322 of cash, respectively. As of December 31, 2004 and 2005, we had accumulated deficits of $54,120,547 and $71,687,777, respectively. Over the past several years, we have derived only limited revenues, which have been insufficient to sustain our operations. We may not generate sufficient revenue to sustain our operations. No independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for our products. The overall market may not be receptive to our products, and we may not successfully compete in the target market for our products.

Our leased shufflers are more susceptible to replacement by customers.

All of our leased shufflers are placed with customers under short-term lease arrangements, which, unlike long-term leases or permanent sales of our products, can easily be terminated by a customer. The manner in which such short-term leases are structured puts our shufflers at greater risk of replacement due to pressure from competitors, changes in economic conditions, obsolescence and declining popularity. Casino operators may terminate the use of our products, and we may not be able to maintain and expand the number of installed shufflers through enhancement of existing shufflers, introduction of new shufflers, customer service or otherwise.

We may be unable to adequately protect our intellectual property rights.

Our success depends upon maintaining the confidentiality and proprietary nature of our intellectual property rights. Our ability to compete may be damaged, and our revenues may be reduced if we are unable to protect our intellectual property rights adequately. To protect these rights, we rely principally on a combination of:

•	contractual arrangements providing for non-disclosure and prohibitions on use;
•	patents and pending patent applications;
•	trade secret, copyright and trademark laws; and
•	certain built-in technical product features.

Patent, trade secret, copyright and trademark laws provide limited protection. The protections provided by laws governing intellectual property rights do not prevent our competitors from developing, independently, products similar or superior to our products and technologies. In addition, effective protection of copyrights, trade secrets, trademarks, and other proprietary rights may be unavailable or limited in certain foreign countries. We may be unaware of certain non-publicly available patent applications, which, if issued as patents, could relate to our services and products as currently designed or as we may modify them in the future. Legal or regulatory proceedings to enforce our patents, trademarks or copyrights could be costly, time consuming, and could divert the attention of management and technical personnel.

Adverse results in current litigation could result in substantial monetary damages and impacts on the manufacture and sale of certain of our shuffler products.

Shuffle Master, our principal competitor in the shuffler market, filed two lawsuits against us for patent infringement. The first suit has been settled. Concerning the second lawsuit, we believe our position to be meritorious and we have reasonable defenses to Shuffle Master’s claims. However, we cannot determine whether we will ultimately prevail in the lawsuit, nor whether damages, if awarded, would significantly impact our ability to continue to manufacture and sell particular products within the United States and its territories. If we do not prevail, we will be unable to sell the PokerOne® shuffler products in the United States unless we change certain components used in the shuffler or obtain appropriate licenses from Shuffle Master to use the playing card shuffler apparatus.

It is possible that our future products will be the subject of future patent litigation if the products are sold and installed in the United States and, if commenced, could subject us to continuing litigation costs and risks.

Other than the allegations made by Shuffle Master discussed above, we are not aware of any claims or basis for our current products infringing on the proprietary rights of third parties. To the extent that we introduce new products that incorporate the same or similar technology, it is likely that Shuffle Master will bring one or more claims against us seeking damages, injunctive or other equitable relief, or both. We cannot predict the outcome of any present or future litigation that may occur.

If our future products incorporate technology that infringes the proprietary rights of third parties and we do not secure licenses from them, we could be liable for substantial damages that would cause a material reduction in revenues and impair our prospects for achieving growth and profitability.

In furtherance of the development of our services or products, we may need to acquire licenses for intellectual property to avoid infringement of third party rights or claims of infringement. These licenses may not be available on commercially reasonable terms, if at all. Claims for infringement, if made, could damage our business prospects, our results of operations and financial condition, whether or not the claims have merit, by:

•	consuming substantial time and financial resources required to defend against them;
•	diverting the attention of management from growing our business and managing operations;
•	resulting in costly litigation; and
•	disrupting product sales and shipments.

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude the infringing technology. As a result, we would incur substantial costs and delays in product development, sales and shipments, our revenues may decline substantially and we may not be able to achieve the growth required for us to achieve profitability.

We rely on distributors in international markets, and our limited sales experience in foreign countries could cause us to lose sales.

Substantially all sales of our products outside the United States are achieved through distributor relationships. We believe the distributors that we have engaged are experienced and reputable; however, if we are unable to manage these relationships, our ability to generate revenue and profits in the non-U.S. market may be adversely affected. To the extent that we engage in direct sales outside the United States, we have limited sales experience and history in foreign markets.

Our management holds a controlling interest in our common stock, giving our management the power to control all matters submitted to our stockholders.

As of December 31, 2005, our executive officers and members of our board beneficially own approximately 8,048,022 shares of common stock, or approximately 47% of the outstanding shares of our common stock. Accordingly, these stockholders have the power to control all matters requiring approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may make it more difficult for non management stockholders to effect substantial changes in our company, and also has the effect of delaying, preventing or expediting, as the case may be, a change in control of our company.

Shares eligible for sale in the near future may cause the market price for our common stock to decline.

In addition to the number of shares registered on behalf of investors who purchased the Senior Notes and excluding the shares held by our executive officers and directors, as of February 28, 2005, we have approximately 9,530,970 shares of common stock that are either freely tradable pursuant to Rule 144(k) of the Securities Act of 1933, or the Securities Act, or have previously been registered by us through a registration statement filed with the SEC. As such, the future sale of a substantial number of shares of our common stock in market transactions, or the perception that these sales could occur, may depress the market price for our common stock. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

Investors seeking guaranteed dividend-paying investments should not invest in our common stock.

Our operations may not become profitable. If we become profitable, we intend to use any earnings that may be generated to finance the growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. Accordingly, stockholders may have to sell some or all of their common stock in order to generate cash flow from their investment. Stockholders may not realize a gain on their investment, and they may lose all or a significant amount of their investment when they sell their common stock.

Our board of directors may issue blank check preferred stock, which may affect the voting rights of our holders and could deter or delay an attempt to obtain control of us.

Our board of directors is authorized, without stockholder approval, to issue preferred stock in series and to fix and state the voting rights and powers, designation, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to our common stock with respect to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. Accordingly, issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of deterring or delaying an attempt to obtain control of us.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares by the selling stockholders. Although we have agreed to bear the expenses of the registration of the shares of common stock registered pursuant to this registration statement, we will not be responsible for any commissions and discounts of agents or broker-dealers and transfer taxes, if any, incurred by selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 1,500,000 shares of common stock that may be issued upon the exercise of warrants held by the selling stockholders named in the table below.

The following table sets forth certain information known to us regarding ownership of our issued and outstanding shares held by the selling stockholders, as of March 31, 2006, and as adjusted to reflect the sale of the shares offered hereby. The table assumes that all selling stockholders will fully exercise their warrants. The table below also assumes that the selling stockholders will sell all of the shares registered on their behalf pursuant to this prospectus, and neither dispose of nor acquire any additional shares. Since the selling stockholders may sell all, some or none of their shares, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

The beneficial ownership is calculated based on 19,178,563 shares of our common stock outstanding as of March 31, 2006 and assuming the issuance of all 1,500,000 shares upon the exercise of the warrants. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. The information with respect to beneficial ownership of common stock held by each person is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by selling stockholders or based upon our actual knowledge.

			Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Shares Beneficially Owned Before the Offering	Shares Offered	Number	%
LC Capital Master Fund, Ltd.(1)	3,057,1698	1,500,000	1,557,169	7.53%
Total		1,500,000

(1)
Includes 212,321 shares issued directly, 1,860,000 issuable upon the exercise of warrants and 984,848 shares issuable upon the conversion of convertible notes. Steve Lampe and Richard Conway possess voting and investment control of these shares.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered for sale by this prospectus on behalf of the selling stockholders. As used in this section, “selling stockholders” include donees, pledgees, distributees, transferees or other successors-in-interest, including, without limitation, their respective affiliates and limited or general partners, all of which are referred to as a group below as transferees. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all reasonable costs, expenses and fees directly related to the registration of the shares with the SEC. Selling stockholders will pay all brokerage commissions, underwriting discounts, commissions, transfer taxes and other similar selling expenses, including their attorneys’ fees, if any, associated with the sale of the shares of common stock by them. Shares of common stock may be sold by selling stockholders, from time to time, in one or more types of transactions (which may include block transactions) on AMEX or on any other market on which our common stock may, from time to time, be trading, in the over-the-counter market, in privately-negotiated transactions, through put or call options transactions relating to the shares, through short sales of such shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, fixed prices, varying prices determined at the time of sale or at negotiated prices.

Selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. Such transactions may, or may not, involve brokers or dealers. To the best of our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock offered by this prospectus; however, selling stockholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future.

Selling stockholders may effect such transactions by selling shares of common stock directly to purchasers or through broker-dealers, which may act as agents or principals, or other agents. Such broker-dealers or other agents may receive compensation in the form of discounts, concessions, or commissions from selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers or other agents may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer or other agent might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any part of the shares offered hereby will be sold by selling stockholders.

Selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions with respect to the shares. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. Selling stockholders may also loan or pledge the shares to a financial institution or a broker-dealer, and the financial institution or the broker-dealer may sell the shares loaned, or, upon a default, the financial institution or the broker-dealer may affect sales of the pledged shares. Selling stockholders and any brokers, dealers or agents that participate in connection with the sale of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by such brokers, dealers or agents and any profit on the resale of the shares sold by them, while acting as principals, might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We will inform selling stockholders that the anti-manipulation rules under the Securities Exchange Act (Regulation M - Rule 102) may apply to sales in the market and will furnish selling stockholders upon request with a copy of these rules. We will also inform selling stockholders of the need for delivery of copies of this prospectus.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

To comply with the securities laws of certain jurisdictions, the shares of common stock offered by this prospectus may need to be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

As part of the registration of the shares of common stock offered for sale by this prospectus on behalf of selling stockholders, we agreed to indemnify and hold harmless selling stockholders and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. We are not obligated to indemnify and hold harmless selling stockholders if such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to us by selling stockholders expressly for use therein.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus has been passed upon for us by Preston Gates & Ellis LLP, Irvine, California.

EXPERTS

Our financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal years ended December 31, 2005 and 2004 have been audited by Piercy Bowler Taylor & Kern, Las Vegas, Nevada, an independent registered public accounting firm. These financial statements are incorporated herein by reference in reliance upon the reports of Piercy Bowler Taylor & Kern pertaining to such financial statements and upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 100 F. Street, N.E., Room 1580 Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s website at “http://www.sec.gov.”

Our internet address is www.vendingdata.com. Information contained on our website or linked to our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these shares:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which was filed on March 30, 2006;

•	Our Current Reports on Form 8-K, which were filed on February 28, 2006; March 2, 2006; and April 5, 2006;

•	The description of our common stock in our Form 8-A12B, which was filed on April 29, 2004, and any amendments or reports filed for the purpose of updating this description; and

•
All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the selling stockholders sell all of the securities offered by this prospectus.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Request should be made to us at VendingData Corporation, 6830 Spencer Street, Las Vegas, Nevada 89119, Attention: Investor Relations, or by telephone at (702) 733-7195.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be borne by us, are set forth in the following itemized table:

SEC Registration Fee	$398
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	5,000
Blue Sky Fees and Expenses	1,000
Miscellaneous Fees and Expenses	5,000
Total	$26,398

All amounts are estimated except the SEC registration fee.

Item 15. Indemnification of Officers and Directors

Pursuant to the provisions of Section 78.7502 of the Nevada Revised Statutes (the “NRS”), every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

Pursuant to the provisions of Section 78.7502, every Nevada corporation also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the NRS provides that such person must be indemnified by the corporation against expenses including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation’s stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel. Our bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent provided by the NRS.

In addition, Section 78.138.7 of the NRS provides that directors and officers are not personally liable to the corporation, its stockholders, or its creditors for any damages resulting from their breach of fiduciary duties unless it is proven that the act or omission constituted a breach of fiduciary duty and the breach involved intentional misconduct, fraud or a knowing violation of law.

In June 2003, July 2003, April 2004 and February 2005, we executed indemnification agreements with our board members, executive officers and significant employees confirming that we would hold harmless and indemnify our officers, directors and key employees to the fullest extent authorized or permitted under the NRS.

Item 16. Exhibits

The exhibits to this registration statement are listed below in the Exhibit Index.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Clark, State of Nevada, on April 12, 2006.

VendingData Corporation

By:	/s/ Mark R. Newburg
Mark R. Newburg
Its:	President, Chief Executive Officer and Treasurer (Principal Executive Officer)

POWER OF ATTORNEY

Each director whose signature appears below constitutes and appoints Mark R. Newburg, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 12, 2006.

Signature	Title

/s/ Mark R. Newburg	President, Chief Executive Officer, Treasurer and Director
Mark R. Newburg	(Principal Executive Officer)

/s/ Amaldo F. Galassi	Chief Financial Officer and Secretary
Arnaldo F. Galassi	(Principal Financial and Accounting Officer)

Chairman of the Board
James E. Crabbe

/s/ Ronald O. Keil	Director
Ronald O. Keil

/s/ Bob L. Smith	Director
Bob L. Smith

Director
Vincent L. DiVito

/s/ Paul A. Harvey	Director
Paul A. Harvey

/s/ Robert L. Miodunski	Director
Robert L. Miodunski

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and Consent of Preston Gates & Ellis, LLP

23.1	Consent of Piercy Bowler Taylor & Kern

23.2	Consent of Preston Gates & Ellis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-5 of this Registration Statement)

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